                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Equity Investor Fund, Select Series Standard & Poor's Industry Turnaround Portfolio, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration
Statement No. 333-39121 of our opinion dated             , 1998 appearing in the
Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 14, 1999